SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 8, 2004

                                   AXONYX INC.
             (Exact name of Registrant as Specified in its Charter)

           Nevada                    000-25571                   86-0883978
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              file Number)             Identification No.)

            500 Seventh Avenue, 10th Floor, New York, New York 10018
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 645-7704

Item 5. Other Events and Regulation FD Disclosure

Axonyx Inc. announced on January 8, 2004 that it has entered into definitive agreements with a group of institutional investors to raise $50 million gross proceeds in a private placement of common stock and warrants. Proceeds from the transaction will be used to support and expand the company's research and development activities.

An aggregate of 9,650,183 million shares were issued at $5.15 per share. The aggregate number of five-year warrants issued was 2,412,546, which is equivalent to 25% of the total number of shares of common stock issued, with an exercise price of $7.25 per share. The Company has agreed to file a registration statement with the Securities and Exchange Commission within thirty days of closing to permit resales of the common stock by the investors.

Rodman & Renshaw, Inc. was the lead placement agent for this transaction. Punk Ziegel & Co. acted as the financial advisor and a placement agent to the company.

Exhibits

4.1 Securities Purchase Agreement dated as of January 8, 2004, among the Registrant and the purchasers.

4.2 Registration Rights Agreement dated as of January 8, 2004, by and among the Registrant and the purchasers.

4.3   Form of Warrant.

99.1  Press Release dated January 8, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of January, 2004.

                                        AXONYX INC.


                                        By: /s/  S. COLIN NEILL
                                            -------------------
                                            Name: S. Colin Neill
                                            Title: Chief Financial Officer